UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2022

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Suite 495
Charlottesville, Virginia 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ
Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adial Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the current consulting agreement with Dr. Bankole A. Johnson, the Company’s Chief Medical Officer, which Amendment is effective as of September 8, 2022. Pursuant to the terms of the Amendment, Dr. Johnson will continue to serve as the Company’s Chief Medical Officer under the consulting agreement and will receive a compensation fee of $36,250 per month (an increase of $5,000 per month) for services rendered to the Company. In addition, upon achievement of certain milestones, Dr. Johnson will be entitled to receive the cash bonus and/or equity grant described below.

Subject to the Company obtaining stockholder approval to increase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), available for issuance under the Company’s 2017 Equity Incentive Plan, as amended (the “Plan”), by a minimum of 1,000,000 shares of Common Stock, Dr. Johnson will be entitled to receive (1) a grant of restricted stock units (“RSUs”) that represent the right to receive an aggregate of 60,000 shares of Common Stock pursuant to the Plan and the Company’s form of Restricted Stock Unit Agreement, which RSUs will vest in full on September 8, 2023, the one-year anniversary of the effective date of the Amendment; and (2) (i) a grant of RSUs that represent the right to receive up to an aggregate of 430,000 shares of Common Stock and (ii) cash bonuses up to $200,000 upon the achievement of certain milestones associated with the regulatory advancement of the Company’s drug candidate AD04 as set forth in the Amendment. In the event the Company is not able to increase the number of shares of Common Stock under the Plan by a minimum of 1,000,000 shares and determines it would not be in the best interests of the Company to issue shares of Common Stock, then all or some of the RSUs, as determined by Company, will be monetized based on the closing price of the Common Stock on the Nasdaq Capital Market at the time of the grant or achievement of any such milestone.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment, dated September 8, 2022, to Consulting Agreement between Adial Pharmaceuticals, Inc. and Dr. Bankole A. Johnson, dated March 24, 2019, as amended on March 22, 2022*
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. The redacted information has been marked by brackets as [***]. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2022	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer